Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

April 11, 2025

The Board of Directors

bioAffinity Technologies, Inc.

3300 Nacogdoches Road

Suite 216

San Antonio, Texas 78217

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the resale of an aggregate of 3,013,951 shares (the “Securities”) of common stock, par value $0.007 per share (the “Common Stock”), of bioAffinity Technologies, Inc. (the “Company”). All of the Securities are being registered on behalf of certain stockholders of the Company (each a “Selling Stockholder”). The Securities consist of: (i) 2,926,166 shares of Common Stock issuable upon the exercise of common warrants (the “Inducement Warrants”) to purchase 2,926,166 shares of Common Stock (the “Inducement Warrant Shares”) issued to certain holders (the “Holders”) of existing warrants in a warrant inducement private placement transaction (the “Warrant Inducement”) pursuant to the terms of a warrant inducement agreement, dated February 25, 2025 (the “Inducement Agreement”) between us and the Holders; and (ii) 87,785 shares of Common Stock issuable upon the exercise of warrants (the “Advisor Warrants”) to purchase 87,785 shares of Common Stock (the “Advisor Warrant Shares”) issued to designees of WallachBeth Capital LLC (“WallachBeth”) issued as partial compensation for WallachBeth acting as financial advisor in connection with the Warrant Inducement. The Warrant Inducement closed on February 26, 2025. The Inducement Warrants and the Advisor Warrants are collectively referred to herein as the “Common Warrants.” The Inducement Warrant Shares and the Advisor Warrant Shares are collectively referred to herein as the “Common Warrant Shares.”

As counsel to the Company, we have examined the Registration Statement and the Common Warrants and the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the filing of the Registration Statement as it relates to the Common Warrant Shares.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) Common Warrants; (iii) resolutions adopted by the Board of Directors of the Company; (iv) the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”); and (v) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that the Company will, at the time of any issuance of the Common Warrant Shares have a sufficient number of authorized but unissued shares of Common Stock pursuant to its Certificate of Incorporation to so issue the relevant number of Common Warrant Shares and such Common Warrant Shares will be issued for not less than the par value of the Common Stock.

Board of Directors

bioAffinity Technologies, Inc.

April 11, 2025

Based upon and subject to the foregoing, we are of the opinion that the Common Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Common Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution) and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Blank Rome LLP
BLANK ROME LLP